Exhibit (a)(4)

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
and
All Outstanding Shares of Series B Convertible Preferred Stock
of
Vixel Corporation
at
$10.00 Net Per Share
Pursuant to the Offer to Purchase
Dated October 15, 2003
by
Aviary Acquisition Corp.
a wholly owned subsidiary of
Emulex Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 12, 2003, UNLESS THE OFFER IS EXTENDED.

     To Brokers, Dealers, Banks, Trust Companies and other Nominees:

      We have been appointed by Aviary Acquisition Corp., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Emulex Corporation, a Delaware corporation (“Emulex”), and Emulex to act as Dealer Manager in connection with the Purchaser’s offer to purchase all outstanding shares of common stock, par value $0.0015 per share, of Vixel Corporation, a Delaware corporation (“Vixel”), including all preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of November 15, 2000, by and between Vixel and Computershare Trust Company, Inc., as amended from time to time (together, the “Common Stock”), and all outstanding shares of Series B convertible preferred stock, par value $0.001 per share, of Vixel (the “Series B Preferred Stock,” and together with the Common Stock, the “Shares”) at $10.00 per share, net to the seller in cash (the “Offer Price”), without interest thereon, upon the terms and subject to the conditions set forth in the Purchaser’s Offer to Purchase dated October 15, 2003 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”).

      Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee.

      Enclosed herewith are copies of the following documents:

1. Offer to Purchase dated October 15, 2003;

2. Letter of Transmittal to be used by stockholders of Vixel in accepting the Offer (manually signed facsimile copies of the Letter of Transmittal may be used to tender the Shares);

3. The Letter to Stockholders of Vixel from the President and Chief Executive Officer of Vixel accompanied by Vixel’s Solicitation/ Recommendation Statement on Schedule 14D-9;

4. A printed form of letter that may be sent to your clients for whose account you hold Shares in your name or in the name of a nominee, with space provided for obtaining such clients’ instructions with regard to the Offer;

5. Notice of Guaranteed Delivery with respect to Shares;

6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

7. Return envelope addressed to Computershare Trust Company of New York, as the Depositary.

      THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (A) THERE BEING VALIDLY TENDERED AND NOT VALIDLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER (1) THAT NUMBER OF SHARES OF COMMON STOCK WHICH, TOGETHER WITH ANY SHARES OF COMMON STOCK THEN OWNED BY EMULEX OR PURCHASER (WITHOUT GIVING EFFECT TO SHARES SUBJECT TO PURCHASE UNDER THE PURCHASER OPTION (AS DESCRIBED IN THE OFFER TO PURCHASE) OR THE STOCKHOLDERS AGREEMENT (AS DESCRIBED IN THE OFFER TO PURCHASE)), REPRESENTS GREATER THAN 50.1% OF THE SHARES OF COMMON STOCK OUTSTANDING ON A FULLY DILUTED BASIS (EXCLUDING THE CONVERSION OF THE SERIES B PREFERRED STOCK) AND (2) THAT NUMBER OF SHARES OF SERIES B PREFERRED STOCK WHICH, TOGETHER WITH ANY SHARES OF SERIES B PREFERRED STOCK THEN OWNED BY EMULEX OR PURCHASER (WITHOUT GIVING EFFECT TO SHARES SUBJECT TO PURCHASE UNDER THE PURCHASER OPTION OR THE STOCKHOLDERS AGREEMENT), REPRESENTS GREATER THAN 50.1% OF THE SERIES B PREFERRED STOCK OUTSTANDING ON A FULLY DILUTED BASIS AND (B) THE SATISFACTION OF CERTAIN OTHER CONDITIONS CONTAINED IN THE OFFER TO PURCHASE, INCLUDING THE EXPIRATION OR TERMINATION OF ANY REQUISITE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED.

      We urge you to contact your clients promptly. Please note that the Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on November 12, 2003, unless extended. The Board of Directors of Vixel has unanimously approved and adopted the Merger Agreement (as defined herein) and the transactions contemplated thereby and determined that the Offer and the Merger (as defined herein) are advisable and fair to and in the best interests of Vixel and its stockholders. Accordingly, the Board of Directors of Vixel unanimously recommends that the stockholders tender their Shares pursuant to the Offer.

      The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of October 8, 2003 (the “Merger Agreement”), by and among Emulex, the Purchaser and Vixel pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Vixel, with Vixel surviving the Merger as a wholly owned subsidiary of Emulex (the “Merger”). At the effective time of the Merger, each outstanding Share (other than Shares owned by Emulex, the Purchaser or Vixel or any subsidiary of Emulex or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest thereon, as set forth in the Merger Agreement and as described in the Offer to Purchase. The Merger Agreement provides that the Purchaser may assign any or all of its rights and obligations (including the right to purchase Shares in the Offer) to Emulex, to Emulex and one or more direct or indirect wholly owned subsidiaries of Emulex, or to one or more direct or indirect wholly owned subsidiaries of Emulex.

      In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (a) Share Certificates (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase), (b) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price to be paid by the Purchaser for the Shares, regardless of any extension of the Offer or any delay in making such payment.

      Neither of the Purchaser or Emulex will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. You will be reimbursed by the Purchaser upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed Offering materials to your customers.

      Questions may be directed to us as Dealer Manager at our address and telephone number set forth on the back cover of the enclosed Offer to Purchase. Requests for additional copies of the enclosed materials may be directed to MacKenzie Partners, Inc., the Information Agent, at the address appearing on the back page of the Offer to Purchase.

Very truly yours,

Merrill Lynch & Co.

       NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, EMULEX, THE DEPOSITARY, THE DEALER MANAGER OR THE INFORMATION AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

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